UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2015

Ecrypt Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E. Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 27, 2015, Ecrypt Technologies, Inc. (the “Company”) entered into a letter of intent (the “LOI”) with DTREDS Consolidated, Inc., a Delaware corporation (“DCI”), and Viking Telecom Services, LLC, a Minnesota limited liability company (“Viking”), to acquire Viking’s assets from DCI (the “Viking Assets”), in consideration of (1) a number of restricted shares of Company common stock to be issued to DCI at closing of the transaction equal to $1,000,000 divided by the volume-weighted average price of the Company’s common stock on the day prior to closing, and (2) loaning $60,000 to DCI on repayment terms to be negotiated by the parties. The Company’s preliminary due diligence indicates that projected sales resulting from the acquisition of the Viking Assets should be over $8,000,000, with EBITDA over $2,000,000, for the next twelve months. Consummation of the transaction is subject to the performance of additional due diligence by the parties and the review and negotiation by the parties of definitive purchase agreement(s) and disclosure schedules. The Company’s CEO and Chairman, Dr. Cellucci, is the CEO and Chairman of DCI.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this Current Report on Form 8-K are forward-looking and subject to change. Examples of forward-looking statements include statements related to projected sales and EBITDA resulting from the acquisition of the Viking Assets. These forward-looking statements are subject to business and economic risk, reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Our actual results could differ materially from expected results expressed in forward-looking statements. We will not necessarily update information if any forward-looking statement later turns out to be inaccurate.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: March 30, 2015	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer